Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Year 2022

GAAP net revenue increased 4% to $3.50 billion

GAAP net income per diluted share was $3.58

GAAP net cash provided by operating activities for the twelve-months ended March 31, 2022 was $258.0 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the twelve-months ended March 31, 2022 was
$424.9 million

Net Bookings were $3.41 billion

New York, NY – May 16, 2022 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for the fourth quarter and its fiscal year 2022, ended March 31, 2022. In addition, the Company provided its initial outlook on a standalone basis for its fiscal year 2023, ending March 31, 2023 and fiscal first quarter 2023, ending June 30, 2022. For further information, please see the fourth quarter fiscal 2022 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Fourth Quarter Fiscal 2022 Financial Highlights

GAAP net revenue increased 11% to $930.0 million, as compared to $839.4 million in last year’s fiscal fourth quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) increased 1% and accounted for 63% of total GAAP net revenue. Digitally-delivered GAAP net revenue increased 9% to $833.3 million, as compared to $768.0 million in last year’s fiscal fourth quarter, and accounted for 90% of total GAAP net revenue. The largest contributors to GAAP net revenue were NBA® 2K22 and NBA 2K21; Grand Theft Auto® Online and Grand Theft Auto V; Tiny Tina's Wonderlands®; Red Dead Redemption® 2 and Red Dead Online; WWE® 2K22; Top Eleven®; and Two Dots®.

GAAP net income was $111.0 million, or $0.95 per diluted share, as compared to $218.8 million, or $1.88 per diluted share, for the comparable period last year.

The following data, together with a management reporting tax rate of 16%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended March 31, 2022
		Financial Data
	Statement of Operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Amortization and impairment of acquired intangibles	Business acquisition	Loss on long-term investments, net	Other
Net revenue	$930,004	(84,225)
Cost of goods sold	398,625	(17,317)	(16,549)		(13,170)
Gross profit	531,379	(66,908)	16,549		13,170
Operating expenses	402,515		(23,879)	(303)	(1,654)	(33,289)
Income from operations	128,864	(66,908)	40,428	303	14,824	33,289
Interest and other, net	(6,984)	1,635				6,475		(279)
Gain (loss) on long-term investments, net	(39)						39
Income before income taxes	121,841	(65,273)	40,428	303	14,824	39,764	39	(279)

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 116.8 million.

Fiscal Fourth Quarter Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal fourth quarter 2022, total Net Bookings grew 8% to $845.8 million, as compared to $784.5 million during last year’s fiscal fourth quarter. Net Bookings from recurrent consumer spending decreased 6% and accounted for 60% of total Net Bookings. Digitally-delivered Net Bookings were up 4% to $765.8 million, as compared to $738.4 million in last year’s fiscal fourth quarter, and accounted for 91% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K22; Grand Theft Auto Online and Grand Theft Auto V; Tiny Tina's Wonderlands; WWE 2K22; Red Dead Redemption 2 and Red Dead Online; Top Eleven; Two Dots; and Grand Theft Auto: The Trilogy - The Definitive Edition.

Catalog accounted for $494.9 million of Net Bookings led by Grand Theft Auto, Red Dead Redemption, Top Eleven, Borderlands®, Two Dots, NBA 2K, and Dragon City®.

Fiscal Year 2022 Financial Highlights

GAAP net revenue increased 4% to $3.50 billion, as compared to $3.37 billion in fiscal year 2021. Recurrent consumer spending increased 6% and accounted for 65% of total GAAP net revenue. Digitally-delivered GAAP net revenue increased 6% to $3.15 billion, as compared to $2.97 billion in fiscal year 2021, and accounted for 90% of total GAAP net revenue. The largest contributors to GAAP net revenue were NBA 2K22 and NBA 2K21; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Grand Theft Auto: The Trilogy - The Definitive Edition; Borderlands 3; Two Dots; and Tiny Tina's Wonderlands.

GAAP net income was $418.0 million, or $3.58 per diluted share, as compared to $588.9 million, or $5.09 per diluted share, for the comparable period last year.

During the twelve-month period ended March 31, 2022, GAAP net cash provided by operating activities was $258.0 million, as compared to $912.3 million in the same period last year. During the twelve-month period ended March 31, 2022, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, was $424.9 million, as compared to $920.3 million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information). As of March 31, 2022, the Company had cash and short-term investments of $2.6 billion.

The following data, together with a management reporting tax rate of 16%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ended March 31, 2022
		Financial Data
	Statement of Operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Amortization and impairment of acquired intangibles	Business acquisition	Gain on long-term investments, net	Other
Net revenue	$3,504,800	(96,616)
Cost of goods sold	1,535,401	(11,785)	(48,381)		(50,751)
Gross profit	1,969,399	(84,831)	(48,381)		(50,751)
Operating expenses	1,495,804		(134,588)	(849)	(12,105)	(72,819)
Income from operations	473,595	(84,831)	182,969	(849)	62,856	72,819
Interest and other, net	(14,212)	2,999				6,475		(279)
Gain (loss) on long-term investments, net	6,015						(6,015)
Income before income taxes	465,398	(81,832)	182,969	849	62,856	79,294	(6,015)	(279)

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 116.8 million.

Fiscal Year 2022 Operational Metric – Net Bookings

Total Net Bookings declined 4% to $3.41 billion, as compared to $3.55 billion in fiscal year 2021. Net Bookings from recurrent consumer spending decreased 6% and accounted for 64% of total Net Bookings. Digitally-delivered Net Bookings decreased 2% to $3.08 billion, as compared to $3.15 billion in fiscal year 2021, and accounted for 91% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K22 and NBA 2K21; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; Grand Theft Auto: The Trilogy - The Definitive Edition; Top Eleven; and Two Dots.

Management Comments

“Our strong fourth quarter results concluded another highly successful year for our Company, during which we delivered Net Bookings of $3.4 billion,” said Strauss Zelnick, Chairman and CEO of Take-Two. “In addition to our outstanding financial results, I am pleased that we took pivotal steps to position our organization for the long term by investing in talent, broadening our portfolio further, and agreeing upon our transformational pending combination with Zynga, which has the potential to exponentially increase our Net Bookings from mobile, while also enabling us to deliver substantial cost synergies and revenue opportunities.”

"For fiscal 2023, we expect to deliver a new record of $3.75 to $3.85 billion in Net Bookings on a standalone basis. As we execute on our organic growth initiatives, while unlocking new opportunities presented by our pending transaction with Zynga, we believe that we can broaden our portfolio and capitalize further on new platforms, business models, emerging markets, and distribution channels. As we deliver on these growth drivers, we believe that Take-Two remains incredibly well-positioned to increase its scale and prominence in the industry, expand its margins, and deliver long-term value for our shareholders."

COVID-19 Update

At Take-Two, our number one priority has remained the health and safety of our employees and their families. The majority of our global offices have reopened. However, given the evolving dynamics of the COVID-19 pandemic, we are strictly following protocols from local governments and health officials to ensure that we are adhering to their safety standards.

Due to the shelter-in-place orders that began in calendar year 2020, we experienced heightened levels of engagement and Net Bookings growth during our fiscal 2021 period. As the return to normalcy continues to unfold, the impact to our business, operations and financial results will depend on numerous evolving factors that we are not able to predict. The key risks to our business are set forth under the heading “Cautionary Note Regarding Forward-Looking Statements” in this release and in Take-Two’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

Business and Product Highlights

Since January 1, 2022:

Take-Two:
•On January 9th, Take-Two entered into a definitive agreement, under which Take-Two will acquire all of the outstanding shares of Zynga. The transaction, which is anticipated to close on May 23, 2022, is subject to the approval of both Take-Two and Zynga stockholders and the satisfaction of other customary closing conditions.
•On April 7th, Take-Two announced that it agreed to sell, in an underwritten public offering, $2.7 billion aggregate principal amount of its Senior Notes, consisting of $1.0 billion of its 3.300% Senior Notes due 2024, $600 million of its 3.550% Senior Notes due 2025, $600 million of its 3.700% Senior Notes due 2027 and $500 million of its 4.000% Senior Notes due 2032. The Company intends to use a portion of the net proceeds from the offering, together with cash on hand, to fund the cash portion of the consideration for its pending acquisition of Zynga and the expected settlement of the outstanding convertible notes issued by Zynga, and related costs and expenses. Any remaining net proceeds will be used for general corporate purposes. If the acquisition is not consummated on or prior to January 9, 2023, or is terminated prior to such date, the Company will be required to redeem the Senior Notes.

Rockstar Games:
•On February 11th, Rockstar Games released the physical version of Grand Theft Auto: The Trilogy - The Definitive Edition for Nintendo Switch.
•On March 15th, Rockstar Games launched Grand Theft Auto V digitally on PlayStation 5 and Xbox Series X|S, featuring access to Grand Theft Auto Online, high-end PC visuals, technical enhancements of the latest consoles, and Story Mode progress transfers for PlayStation 4 and Xbox One players.
•On March 15th, Grand Theft Auto Online was made available as a standalone title for PlayStation 5 and Xbox Series X|S, in addition to being accessible as part of Grand Theft Auto V on either platform, with graphical and technical enhancements, a new Career Builder, new menu design, five new vehicles, an exclusive vehicle for returning players, online character transfers for PlayStation 4 and Xbox One players, and Hao’s Special Works – a shop where players can purchase new modifications for select vehicles to improve driving performance, customization options and more.
•On March 29th, Rockstar Games launched GTA+, a membership program exclusive to Grand Theft Auto Online players on PlayStation 5 and Xbox Series X|S, featuring a range of valuable benefits, including a monthly recurring GTA$500,000 deposit, upgrades, Members-only discounts, GTA$ and RP bonuses, and more each month.
•Throughout the period, Rockstar Games continued to support Grand Theft Auto Online with new vehicles, rewards, and the Adversary Mode Double Down – featuring Grand Theft Auto V’s Franklin Clinton and Lamar Davis as playable characters.

2K:
•Continued to drive engagement for NBA 2K22 with the launch of new seasons that feature new music and content, as well as seasonal updates across MyCAREER, MyTEAM, and The W modes.
•On March 11th, 2K and Visual Concepts launched WWE 2K22, the newest installment of the flagship WWE video game series, which received the highest Metacritic critic scores in franchise history. Featuring Rey Mysterio® on the cover in celebration of his 20th anniversary as a WWE Superstar, the game features a top-to-bottom overhaul, including a redesigned engine and gameplay, the most stunning WWE 2K graphics to date, intuitive and accessible controls, multiple new fan-requested game modes, and an immersive presentation and camera angles throughout. WWE 2K22 also features a diverse soundtrack curated by Executive Soundtrack Producer Machine Gun Kelly, who will be available in a future downloadable content pack as a playable character. The first DLC pack for WWE 2K22 launched on April 26th, featuring fan-favorite WWE Legends Yokozuna and Rikishi, “The Samoan Bulldozer” Umaga, current Raw Superstar Omos, and rising NXT star Kacy Catanzaro.
•Additionally, there were updates to WWE SuperCard, including the WrestleMania 38 card tier, which includes more than 70 new cards featuring fan-favorite WWE Superstars, Legends and Hall of Famers.
•On March 25th, 2K and Gearbox Software released Tiny Tina’s Wonderlands, an all-new, fantasy-fueled looter shooter game from the unpredictable mind of Tiny Tina, which supports crossplay between Xbox Series X|S, Xbox One, PlayStation®5, PlayStation®4, and PC via the Epic Games Store. Game Informer awarded the game a 9.5 out of 10, calling it “a spellbinding hit” and “Gearbox Software’s best game.” COGconnected noted it’s “a worthy new IP,” while ComicBook.com described it as “a fantastic fantasy twist” and IGN called out the “excellent, laugh-out-loud writing.”
•To drive further engagement for Tiny Tina’s Wonderlands, 2K and Gearbox Software released Coiled Captors on April 21st, the first of four exciting post-launch content drops in the game’s Season Pass.
•On March 17th, 2K and Supermassive Games announced that they will release The Quarry on June 10th, featuring an iconic ensemble cast of Hollywood stars and celebrities, including David Arquette, Ariel Winter, Justice Smith, Brenda Song, Lance

Henriksen, Lin Shaye, and more. The title is an all-new horror narrative game where your every choice, big or small, shapes your story and determines who lives to tell the tale.
•On April 21st, Gearbox confirmed that a new game from the Tales from the Borderlands series will be releasing this fiscal year. Developed by Gearbox and published by 2K, the title will feature all new characters and stories set in the Borderlands universe.
•On April 21st, Firaxis released XCOM 2 Collection on Epic Games Store. The XCOM 2 Collection includes the award-winning strategy game XCOM 2, the War of the Chosen expansion, and DLC packs (Resistance Warrior Pack, Anarchy's Children, Alien Hunters, Shen's Last Gift and Tactical Legacy Pack) for a bundled discount.

Private Division:
•On February 8th, Roll7 and Private Division launched OlliOlli World, the skateboarding action-platformer digitally for PlayStation 4, PlayStation 5, Xbox One, Xbox Series X|S, PC via Steam and Nintendo Switch. OlliOlli World marks a bold new direction for the OlliOlli franchise and has received much critical praise for the unique art style and tight gameplay mechanics. The title will be supported with its first expansion, VOID Riders, in the first half of fiscal 2023.
•On March 16th, Private Division announced that they have signed four new publishing agreements with leading independent developers Die Gute Fabrik, Evening Star, Piccolo Studio, and Yellow Brick Games.

Outlook for Fiscal 2023

Take-Two is providing its initial outlook for the fiscal year ending March 31, 2023 and fiscal first quarter ending June 30, 2022:

Fiscal Year Ending March 31, 2023

•This initial outlook does not include Zynga Inc. in our projected results or the interest expense on the Senior notes the Company issued in April 2022 to fund the cash portion for the pending combination with Zynga Inc.
•GAAP net revenue is expected to range from $3.67 to $3.77 billion
•GAAP net income is expected to range from $223 to $252 million(1)
•GAAP diluted net income per share is expected to range from $1.90 to $2.15(1)
•Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 117.0 million (2)
•Net cash provided by operating activities is expected to be over $390 million
•Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $350 million (3)
•Capital expenditures are expected to be approximately $120 million
•Net Bookings (Operational Metric) are expected to range from $3.75 to $3.85 billion

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2023
		Financial Data
$ in millions	GAAP outlook (4)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization and impairment of acquired intangibles	Reorganization & acquisition
Net revenue	$3,670 to $3,770	$80
Cost of goods sold	$1,658 to $1,703	$5	$(29)	$(46)
Operating expenses	$1,735 to $1,755		$(123)	$(2)	$(30)
Interest and other, net	$9				$(12)
Income before income taxes	$268 to $303	$75	$152	$48	$42

First Quarter Ending June 30, 2022

•This initial outlook does not include Zynga Inc. in our projected results or the interest expense on the Senior notes the Company issued in April 2022 to fund the cash portion for the pending combination with Zynga Inc.
•GAAP net revenue is expected to range from $810 to $860 million
•GAAP net income is expected to range from $94 to $105 million(1)
•GAAP diluted net income per share is expected to range from $0.80 to $0.90(1)

•Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 116.9 million (5)
•Net Bookings (Operational Metric) are expected to range from $700 to $750 million

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending June 30, 2022
		Financial Data
$ in millions	GAAP outlook (4)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of intangible assets	Reorganization & Acquisition
Net revenue	$810 to $860	$(110)
Cost of goods sold	$303 to $329	$(7)	$(5)	$(14)
Operating expenses	$387 to $397		$(31)	$(1)	$(15)
Interest and other, net	$7				$(8)
Income before income taxes	$113 to $127	$(103)	$36	$15	$23

1)The effective tax rate utilized for our GAAP net income outlook does not reflect U.S. tax law changes that went into effect on April 1, 2022 for the Company requiring the capitalization and amortization of research and development costs rather than deduction of such costs in the year incurred for U.S. tax purposes, the potentially significant adverse impact of which we are still reviewing.
2)Includes 115.8 million basic shares and 1.2 million shares representing the potential dilution from unvested employee stock grants.
3)Adjusted for changes in restricted cash.
4)The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
5)Includes 115.6 million basic shares and 1.3 million shares representing the potential dilution from unvested employee stock grants.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; a stable economic environment; continued consumer acceptance of Xbox One and PlayStation 4, as well as continued growth in the installed base of PlayStation 5 and Xbox Series X|S; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below. The Company's outlook does not take into account the pending combination with Zynga Inc. or the interest expense on the Senior notes the Company issued in April 2022 to fund the cash portion for the pending combination with Zynga Inc.

Product Releases

The following have been released since January 1, 2022:

Label	Product	Platforms	Release Date
Private Division	OlliOlli World (digital only)	PS4, PS5, Xbox One, Xbox Series X|S, Switch, PC	February 8, 2022
Rockstar Games	Grand Theft Auto: The Trilogy – The Definitive Edition	Switch (physical only)	February 11, 2022 (U.S. release date; other region release dates may vary)
2K	WWE 2K22	PS4, PS5, Xbox One, Xbox Series X|S, PC	March 11, 2022
Rockstar Games	Grand Theft Auto V for PlayStation 5 and XBox Series X|S	PS5, Xbox Series X|S	March 15, 2022
Rockstar Games	Grand Theft Auto Online – Standalone	PS5, Xbox Series X|S	March 15, 2022
2K	Tiny Tina's Wonderlands	PS4, PS5, Xbox One, Xbox Series X|S, PC	March 25, 2022
2K	Tiny Tina's Wonderlands: Coiled Captors	PS4, PS5, Xbox One, Xbox Series X|S, PC	April 21, 2022
2K	XCOM 2 Collection	PC	April 21, 2022
2K	WWE 2K22 The Banzai Pack	PS4, PS5, Xbox One, Xbox Series X|S, PC	April 26, 2022

Take-Two's future lineup announced to-date includes:

Label	Product	Platforms	Release Date
2K	WWE 2K22 Most Wanted Pack	PS4, PS5, Xbox One, Xbox Series X|S, PC	May 17, 2022
2K	WWE 2K22 Stand Back Pack	PS4, PS5, Xbox One, Xbox Series X|S, PC	June 7, 2022
2K	The Quarry	PS4, PS5, Xbox One, Xbox Series X|S, PC	June 10, 2022
2K	WWE 2K22 Clowning Around Pack	PS4, PS5, Xbox One, Xbox Series X|S, PC	June 28, 2022
2K	WWE 2K22 The Whole Dam Pack	PS4, PS5, Xbox One, Xbox Series X|S, PC	July 19, 2022
2K	Marvel's Midnight Suns	PS4, PS5, Xbox One, Xbox Series X|S, PC, Switch	Second Half of Calendar 2022
Rockstar Games	Grand Theft Auto: The Trilogy — The Definitive Edition (mobile release)	iOS, Android	Fiscal 2023
2K	NBA 2K23	TBA	Fiscal 2023
2K	WWE 2K23	TBA	Fiscal 2023
2K	PGA TOUR 2K23	TBA	Fiscal 2023
2K	New Tales from the Borderlands title	TBA	Fiscal 2023
Private Division	Kerbal Space Program 2	PC	Fiscal 2023 (console release planned for Fiscal 2024)

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.
This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Annual Report on Form 10−K for the period ended March 31, 2022.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and T2 Mobile Games. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.
Cautionary Note Regarding Forward-Looking Statements
Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our pending acquisition of Zynga; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.
Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Net revenue	$930,004	$839,431	$3,504,800	$3,372,772
Cost of goods sold:
Internal royalties	142,172	158,128	619,902	637,652
Software development costs and royalties	142,468	22,465	417,431	396,797
Licenses	56,162	53,841	254,203	260,721
Product costs	57,823	45,213	243,865	239,915
Total cost of goods sold	398,625	279,647	1,535,401	1,535,085
Gross profit	531,379	559,784	1,969,399	1,837,687
Selling and marketing	141,270	106,609	516,429	444,985
General and administrative	148,371	98,453	510,855	390,683
Research and development	96,108	83,559	406,566	317,311
Depreciation and amortization	16,463	15,480	61,105	55,596
Business reorganization	303	(134)	849	(272)
Total operating expenses	402,515	303,967	1,495,804	1,208,303
Income from operations	128,864	255,817	473,595	629,384
Interest and other, net	(6,984)	(3,226)	(14,212)	8,796
Gain (loss) on long-term investments, net	(39)	1,000	6,015	39,636
Income before income taxes	121,841	253,591	465,398	677,816
Provision for income taxes	10,869	34,779	47,376	88,930
Net income	$110,972	$218,812	$418,022	$588,886

Earnings per share:
Basic earnings per share	$0.96	$1.90	$3.62	$5.14
Diluted earnings per share	$0.95	$1.88	$3.58	$5.09
Weighted average shares outstanding
Basic	115,335	115,110	115,485	114,602
Diluted	116,802	116,300	116,775	115,744
Computation of Basic EPS:
Net income	$110,972	$218,812	$418,022	$588,886
Weighted average shares outstanding - basic	115,335	115,110	115,485	114,602
Basic earnings per share	$0.96	$1.90	$3.62	$5.14
Computation of Diluted EPS:
Net income	$110,972	$218,812	$418,022	$588,886
Weighed average shares outstanding - basic	115,335	115,110	115,485	114,602
Add: dilutive effect of common stock equivalents	1,467	1,190	1,290	1,142
Weighted average common shares outstanding - diluted	116,802	116,300	116,775	115,744
Diluted earnings per share	$0.95	$1.88	$3.58	$5.09

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31, 2022	March 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$1,732,047	$1,422,884
Short-term investments	820,060	1,308,692
Restricted cash and cash equivalents	359,832	538,822
Accounts receivable, net of allowances of $350 and $350 at March 31, 2022 and 2021, respectively	579,433	552,762
Inventory	13,224	17,742
Software development costs and licenses	81,394	43,443
Deferred cost of goods sold	12,374	15,524
Prepaid expenses and other	272,724	320,646
Total current assets	3,871,088	4,220,515

Fixed assets, net	242,039	149,364
Right-of-use assets	217,206	164,763
Software development costs and licenses, net of current portion	755,888	490,892
Goodwill	674,554	535,306
Other intangibles, net	266,475	121,591
Deferred tax assets	73,801	90,206
Long-term restricted cash and cash equivalents	103,452	98,541
Other assets	341,716	157,040
Total assets	$6,546,219	$6,028,218

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$125,882	$71,001
Accrued expenses and other current liabilities	1,074,891	1,204,090
Deferred revenue	865,270	928,029
Lease liabilities	38,921	31,595
Total current liabilities	2,104,964	2,234,715
Non-current deferred revenue	70,911	37,302
Non-current lease liabilities	211,297	159,671
Non-current software development royalties	115,527	110,127
Other long-term liabilities	233,861	154,511
Total liabilities	$2,736,560	$2,696,326
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000 shares authorized; no shares issued and outstanding at March 31, 2022 and March 31, 2021	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 139,048 and 137,584 shares issued and 115,367 and 115,163 outstanding at March 31, 2022 and 2021, respectively	1,390	1,376
Additional paid-in capital	2,597,205	2,288,781
Treasury stock, at cost; 23,681 and 22,421 common shares at March 31, 2022 and 2021, respectively	(1,020,584)	(820,572)
Retained earnings	2,288,993	1,870,971
Accumulated other comprehensive loss	(57,345)	(8,664)
Total stockholders' equity	$3,809,659	$3,331,892
Total liabilities and stockholders' equity	$6,546,219	$6,028,218

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended March 31,
	2022	2021
Operating activities:
Net income	$418,022	$588,886
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	153,279	144,263
Stock-based compensation	182,969	110,472
Noncash lease expense	34,511	30,553
Amortization of intellectual property	64,817	32,241
Depreciation	61,196	56,309
Impairment of software development costs and licenses	70,611	39,073
Amortization of debt issuance costs	6,525	—
Deferred income taxes	8,104	10,631
Gain on long-term investments, net	(6,015)	(41,588)
Other, net	16,243	5,515
Changes in assets and liabilities:
Accounts receivable	(17,857)	47,195
Inventory	4,106	2,503
Software development costs and licenses	(457,556)	(260,352)
Prepaid expenses, other current and other non-current assets	(207,559)	(89,290)
Deferred revenue	(30,946)	152,466
Deferred cost of goods sold	3,139	4,768
Accounts payable, accrued expenses and other liabilities	(45,605)	78,673
Net cash provided by operating activities	257,984	912,318
Investing activities:
Change in bank time deposits	446,965	(387,762)
Proceeds from available-for-sale securities	779,940	546,287
Purchases of available-for-sale securities	(756,266)	(824,477)
Purchases of fixed assets	(158,642)	(68,923)
Proceeds from sale of long-term investment	—	47,472
Purchase of long-term investments	(12,272)	(16,852)
Business acquisitions, net of cash acquired	(161,331)	(102,469)
Other	822	—
Net cash provided by (used in) investing activities	139,216	(806,724)
Financing activities:
Tax payment related to net share settlements on restricted stock awards	(64,074)	(71,552)
Repurchase of common stock	(200,012)	—
Issuance of common stock	19,657	14,214
Cost of debt	(12,150)	—
Other	(234)	—
Net cash used in financing activities	(256,813)	(57,338)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	(5,303)	18,599
Net change in cash, cash equivalents, and restricted cash and cash equivalents	135,084	66,855
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year	2,060,247	1,993,392
Cash, cash equivalents, and restricted cash equivalents, end of year	$2,195,331	$2,060,247

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in thousands)

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$557,262	60%	$513,488	61%
International	372,742	40%	325,943	39%
Total net revenue	$930,004	100%	$839,431	100%

Net Bookings by geographic region
United States	$492,726	58%	$479,784	61%
International	353,053	42%	304,748	39%
Total Net Bookings	$845,779	100%	$784,532	100%

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$833,339	90%	$768,002	91%
Physical retail and other	96,665	10%	71,429	9%
Total net revenue	$930,004	100%	$839,431	100%

Net Bookings by distribution channel
Digital online	$765,803	91%	$738,401	94%
Physical retail and other	79,976	9%	46,131	6%
Total Net Bookings	$845,779	100%	$784,532	100%

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Console	$664,799	72%	$607,960	72%
PC and other	162,952	18%	142,190	17%
Mobile	102,253	10%	89,281	11%
Total net revenue	$930,004	100%	$839,431	100%

Net Bookings by platform mix
Console	$601,789	71%	$550,231	70%
PC and other	143,052	17%	140,614	18%
Mobile	100,938	12%	93,687	12%
Total Net Bookings	845,779	100%	$784,532	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in thousands)

	Twelve Months Ended March 31, 2022		Twelve Months Ended March 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$2,100,237	60%	2,015,885	60%
International	1,404,563	40%	1,356,887	40%
Total net revenue	$3,504,800	100%	$3,372,772	100%

Net Bookings by geographic region
United States	$2,019,642	59%	$2,171,240	61%
International	1,388,542	41%	1,381,358	39%
Total Net Bookings	$3,408,184	100%	$3,552,598	100%

	Twelve Months Ended March 31, 2022		Twelve Months Ended March 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$3,148,957	90%	$2,972,403	88%
Physical retail and other	355,843	10%	400,369	12%
Total net revenue	$3,504,800	100%	$3,372,772	100%

Net Bookings by distribution channel
Digital online	$3,084,574	91%	$3,148,073	89%
Physical retail and other	323,610	9%	404,525	11%
Total Net Bookings	$3,408,184	100.0%	$3,552,598	100%

	Twelve Months Ended March 31, 2022		Twelve Months Ended March 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Console	$2,528,857	72%	$2,516,993	75%
PC and other	572,506	16%	581,702	17%
Mobile	403,437	12%	274,077	8%
Total net revenue	$3,504,800	100%	$3,372,772	100%

Net Bookings by platform mix
Console	$2,440,031	72%	$2,637,340	74%
PC and other	563,307	17%	616,555	17%
Mobile	404,846	12%	298,703	9%
Total Net Bookings	$3,408,184	100%	$3,552,598	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in thousands)

Three Months Ended March 31, 2022	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$930,004	$142,172	$142,468	$56,162	$57,823	$141,270
Net effect from deferred revenue and related cost of goods sold	(84,225)		(12,781)	(1,319)	(3,217)
Stock-based compensation			(16,549)			(7,671)
Amortization and impairment of acquired intangibles			(13,170)			(800)

Three Months Ended March 31, 2022	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain on long-term investments, net
As reported	$148,371	$96,108	$16,463	$303	$(6,984)	$(39)
Net effect from deferred revenue and related cost of goods sold					1,635
Stock-based compensation	(16,102)	(106)
Amortization and impairment of acquired intangibles		(525)	(329)
Impact of business reorganization				(303)
Acquisition related expenses	(33,289)				6,475
Gain on long-term investments, net						39
Other					(279)

Three Months Ended March 31, 2021	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$839,431	$158,128	$22,465	$53,841	$45,213	$106,609
Net effect from deferred revenue and related cost of goods sold	(54,889)		(5,836)	(455)	(4,501)
Stock-based compensation			52,821			(5,050)
Amortization and impairment of acquired intangibles			(6,465)			(1,550)

Three Months Ended March 31, 2021	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain on long-term investments, net
As reported	$98,453	$83,559	$15,480	$(134)	$(3,226)	$1,000
Net effect from deferred revenue and related cost of goods sold					2,425
Stock-based compensation	(14,262)	(4,147)
Amortization and impairment of acquired intangibles		(1,718)	(238)
Impact of business reorganization				134
Acquisition related expenses	(1,378)
Gain on long-term investments						(1,000)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in thousands)
Twelve Months Ended March 31, 2022	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$3,504,800	$619,902	$417,431	$254,203	$243,865	$516,429
Net effect from deferred revenue and related cost of goods sold	(96,616)		(6,615)	(1,120)	(4,050)
Stock-based compensation			(48,381)			(30,027)
Amortization and impairment of acquired intangibles			(50,751)			(5,250)

Twelve Months Ended March 31, 2022	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain on long-term investments, net
As reported	$510,855	$406,566	$61,105	$849	$(14,212)	$6,015
Net effect from deferred revenue and related cost of goods sold					2,999
Stock-based compensation	(66,443)	(38,118)
Amortization and impairment of acquired intangibles		(5,489)	(1,366)
Impact of business reorganization				(849)
Acquisition related expenses	(72,819)				6,475
Gain on long-term investments, net						(6,015)
Other					(279)
Twelve Months Ended March 31, 2021	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$3,372,772	$637,652	$396,797	$260,721	$239,915	$444,985
Net effect from deferred revenue and related cost of goods sold	179,825		15,663	(282)	(4,098)
Stock-based compensation			(8,707)			(18,348)
Amortization and impairment of acquired intangibles			(20,587)			(3617)

Twelve Months Ended March 31, 2021	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain on long-term investments, net
As reported	$390,683	$317,311	$55,596	$(272)	$8,796	$39,636
Net effect from deferred revenue and related cost of goods sold					(2,874)
Stock-based compensation	(56,830)	(26,587)
Amortization and impairment of acquired intangibles		(6,663)	(757)
Impact of business reorganization				272
Acquisition related expenses	(7,317)
Gain on long-term investments						(39,636)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in thousands)

	Twelve Months Ended March 31,
	2022	2021
Net cash from operating activities	$257,984	$912,318
Net change in Restricted cash (1)	166,948	7,965
Adjusted Unrestricted Operating Cash Flow	$424,932	$920,283

	Twelve Months Ended March 31,
	2022	2021
Restricted cash beginning of period	$637,363	$635,728
Restricted cash end of period	463,284	637,363
Restricted cash related to acquisitions	7,131	9,600
(1) Net change in Restricted cash	$166,948	$7,965